Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northern Oil and Gas, Inc., (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), the undersigned, Michael Reger, Chief Executive Officer and Director of the Company, and Ryan Gilbertson, Chief Financial Officer and Director certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November ___, 2007	By:	/s/ Michael Reger
Michael Reger, Chief Executive Officer and Director

Date:	November ___, 2007	By:	/s/ Ryan Gilbertson
Ryan Gilbertson, Chief Financial Officer and Director